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                                                                    EXHIBIT  8.1

                                  JONES, DAY, REAVIS & POGUE
                                     3500 SunTrust Plaza
                                     303 Peachtree Street
                                    Atlanta, Georgia 30308




                                      February 22, 2001


Nextel International, Inc.
10700 Parkridge Boulevard
Suite 600
Reston, Virginia  20191

        Re:    Registration Statement for Class A Common Stock

Dear Sirs:

        We have acted as counsel to Nextel International, Inc. (the "Company") in connection with the registration statement on Form S-1 (file no. 333-44060), to which this opinion appears as Exhibit 8.1, which includes the prospectus of the Company relating to the offering by the Company (the "Offering") of the Company's class A common stock, par value $.001 per share (the "Common Stock").

        We hereby confirm that the opinion expressed in "Principal United States Federal Tax Consequences to Non-U.S. Holders" is our opinion.

        We hereby consent to the filing with the Securities and Exchange Commission of this opinion as an exhibit to the registration statement and to the reference to this firm in the prospectus constituting part of the registration statement.

                                             Very truly yours,

                                             /s/ JONES, DAY, REAVIS & POGUE